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                                                                    EXHIBIT 10.1

                               RETENTION AGREEMENT
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         THIS RETENTION AGREEMENT ("Agreement") by and between NaviSite, a
Delaware corporation with principal executive offices located at 400 Minuteman Rd., Andover, MA 01810 (the "Company"), and _____________ (the "Executive"), is made as of March 5, 2002 ("Effective Date").

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that the Executive will play a critical role in the operations of the Company; and

         WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Executive;

         NOW, THEREFORE, as an inducement for and in consideration of the Executive remaining in its employ, the Company agrees that the Executive shall receive the benefits set forth in this Agreement in the circumstances described below.

1. Not A Guarantee of Employment. The Executive acknowledges that this Agreement does not constitute a guarantee of employment or impose on the Company any obligation to retain the Executive as an employee and that this Agreement does not prevent the Executive from terminating his employment. The Executive understands and acknowledges that he is an employee at will and that either he or the Company may terminate the employment relationship between them at any time and for any lawful reason.

2. Severance Pay under Certain Circumstances Following a Change of Control. In the event a Change in Control (as defined below) occurs and, within one year thereafter, the employment of the Executive is terminated (i) by the Company for a reason other than for Cause (as defined below) or (ii) by the Executive for Good Reason (as defined below), then the Executive shall be eligible for severance pay in accordance with the terms set forth herein. Such severance pay shall amount to the equivalent of Six (6) months' base wages, less applicable taxes and withholding, and shall be paid in a lump sum on the date of such termination described in (i) or (ii) above.

3. Sole Remedy. The payment to the Executive of the amounts payable under
Section 2 along with payment of any accrued but unused vacation pay shall constitute the sole remedy of the Executive in the event of a termination of the Executive's employment with the Company following a Change of Control.

4. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) "Cause" shall mean a good faith finding by the Company of: (i) gross negligence or willful misconduct by the Executive in connection with the Executive's employment duties, (ii) failure by the Executive to substantially perform his duties or responsibilities required pursuant to the Executive's employment after written notice and a 30-day opportunity to cure, (iii) misappropriation by the Executive for the Executive's personal

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use of the assets or business opportunities of the Company, or its affiliates,
(iv) embezzlement or other financial fraud committed by the Executive, (v) the Executive knowingly allowing any third party to commit any of the acts described in any of the preceding clauses (iii) or (iv), or (vi) the Executive's indictment for, conviction of, or entry of a plea of no contest with respect to, any felony.

(b) "Change in Control" shall mean the consummation of any of the following events: (i) a sale, lease or disposition of all or substantially all of the assets of the Company, or (ii) a merger or consolidation (in a single transaction or a series of related transactions) of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization, where the stockholders of the Company immediately prior to such event do not retain (in substantially the same percentages) beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the voting power of and interest in the successor entity or the entity that controls the successor entity; provided, however, that a "Change in Control" shall not include a sale, lease, transfer or other disposition of all or substantially all of the capital stock, assets, properties or business of the Company (by way of merger, consolidation, reorganization, recapitalization, sale of assets, stock purchase, contribution or other similar transaction) that involves the Company, on the one hand, and CMGI, Inc. or any CMGI Subsidiary (as defined herein), on the other hand.

(c) "CMGI Subsidiary" shall mean any corporation or other entity that is controlled, directly or indirectly, by CMGI, Inc.

(d) "Good Reason" shall mean the occurrence of any of the following conditions without the Executive's consent, which condition continues after notice by the Executive to the Company and a reasonable opportunity to cure such condition:
(i) a decrease in the Executive's base salary, (ii) relocation of the Executive's work place to a location more than 60 miles from the Executive's business location at the time of the Change of Control, or (iii) the Executive's assignment to a position where the duties of the position are outside his area of professional competence or, following the event of a Change of Control, (iv) a substantial and material diminution of Employee's position or duties as they existed as of the Effective Date of this Agreement.

5. Miscellaneous.

(a) Notices. Any notice delivered under this Agreement shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party.

(b) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

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(c) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

(d) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him.

(g) Waivers. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(h) Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(i) Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

    THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                           NAVISITE, INC.

                                           By:
                                               ---------------------------------

                                           Title:
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                                           EXECUTIVE


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